UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 12, 2006 (October 6, 2006)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue
Kansas City, Kansas 66105

(Address of principal executive offices)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01               Entry into a Material Definitive Agreement.

On November 15, 2005, EPIQ Systems, Inc. (the “Company”) entered into an Amended and Restated Credit and Security Agreement with the Lenders named therein, and KeyBank National Association, as lead arranger, sole book runner and administrative agent (the “Credit Agreement”).  The credit facility consists of a $100 million revolving credit facility and a $25 million term loan.  The amended credit facility is secured by liens on substantially all of the Company’s real and personal property and contains financial covenants related to EBITDA (earnings before interest, provision for income taxes, depreciation and amortization), total debt, senior debt, fixed charges and working capital.

On or about October 6, 2006, the Company, the Lenders (as defined in the Credit Agreement), and KeyBank National Association, executed a Fourth Amendment Agreement, effective as of September 29, 2006, which adjusted certain financial covenants and included other technical amendments to the Credit Agreement.

Item 9.01.              Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibit is filed with this report:

10.1                           Fourth Amendment Agreement dated as of September 29, 2006, among EPIQ Systems, Inc., the Lenders (as defined in the Credit Agreement), and KeyBank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: October 12, 2006

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director